  As filed with the Securities and Exchange Commission on September 20, 2000
                                                      Registration No. 333-43644
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------

                      GEMSTAR-TV GUIDE INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

                              -------------------

         Delaware                                           95-4782077
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)

                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101
                                (626) 792-5700
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              -------------------

                          Stephen A. Weiswasser, Esq.
                 Executive Vice President and General Counsel
                     Gemstar-TV Guide International, Inc.
                    135 North Los Robles Avenue, Suite 800
                          Pasadena, California 91101
                                (626) 792-5700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                              -------------------

                                  Copies to:

                               David A. Krinsky
                             O'Melveny & Myers LLP
                           610 Newport Center Drive,
                                  Suite 1700
                        Newport Beach, California 92660
                                (949) 760-9600

                         Deregistration of Securities

Gemstar-TV Guide International, Inc. (the "Company") registered 3,856,876 shares of its common stock (the "Shares") pursuant to its Registration Statement on Form S-3 (File No. 333-43644) filed on August 11, 2000 and declared effective on August 21, 2000 (the "Registration Statement"). The Shares were registered to permit resales of such Shares by certain Selling Stockholders named in the Registration Statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby removes from registration all of the Shares which remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Shares.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-43644 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on September 20, 2000.

                                          GEMSTAR-TV GUIDE INTERNATIONAL, INC.


                                          By:   /s/ Henry C. Yuen
                                              _______________________________
                                               Henry C. Yuen
                                               Chairman of the Board and
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-43644 has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                                                 Date
---------                                 -----                                                 ----
  /s/ Henry C. Yuen                       Chairman of the Board, Chief Executive Officer and    September 20, 2000
---------------------------------------   Director (Principal Executive Officer)
Henry C. Yuen

  /s/ Elsie Ma Leung                      Chief Financial Officer and Director                  September 20, 2000
---------------------------------------   (Principal Financial Officer)
Elsie Ma Leung

  /s/ Stephen A. Weiswasser, Esq.         Executive Vice President, General                     September 20, 2000
---------------------------------------   Counsel and  Director
Stephen A. Weiswasser, Esq.

                   *                      Director                                              September 20, 2000
---------------------------------------
Douglas B. Macrae

                   *                      Director                                              September 20, 2000
---------------------------------------
James E. Meyer

                   *                      Director                                              September 20, 2000
---------------------------------------
George F. Carrier

                   *                      Director                                              September 20, 2000
---------------------------------------
Peter C. Boylan III

                   *                      Director                                              September 20, 2000
---------------------------------------
Joachim Kiener

                   *                      Director                                              September 20, 2000
---------------------------------------
Robert R. Bennett

                   *                      Director                                              September 20, 2000
---------------------------------------
Chase Carey

                   *                      Director                                              September 20, 2000
---------------------------------------
J. David Wargo

                   *                      Director                                              September 20, 2000
---------------------------------------
Nicholas Donatiello, Jr.

*By:  /s/ Henry C. Yuen
    -----------------------------------
     Henry C. Yuen                                                                              September 20, 2000


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